UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) October 24, 2002


                                CenturyTel, Inc.

             (Exact name of registrant as specified in its charter)


       Louisiana                     1-7784                     72-0651161
    (State or other             (Commission File              (IRS Employer
    jurisdiction of                  Number)                Identification No.)
    incorporation)

         100 CenturyTel Drive, Monroe, Louisiana                 71203
         (Address of principal executive offices)             (Zip Code)


    Registrant's telephone number, including area code      (318) 388-9000

                         -----------------------------

Item 5.   Other Events.

     On October 24, 2002, CenturyTel, Inc. issued a press release announcing its third quarter 2002 consolidated operating results. The entire text of the release is reproduced below:



FOR IMMEDIATE RELEASE               FOR MORE INFORMATION CONTACT:
October 24, 2002                     Media: Patricia Cameron 318.388.9674
                                     patricia.cameron@centurytel.com
                                     Investors: Tony Davis 318.388.9525
                                     tony.davis@centurytel.com


CenturyTel Announces Successful Repositioning of the Company and Strong
--------------------------------------------------------------------------------
Third Quarter Results
---------------------

Monroe, LA. . . CenturyTel, Inc. (NYSE Symbol: CTL) announces operating results for third quarter 2002, which reflect recently completed acquisitions.

o Revenues from continuing operations, excluding nonrecurring items, increased 25.5% to $532.1 million.
o Earnings from continuing operations before interest, taxes, depreciation and amortization (EBITDA), excluding nonrecurring items, rose 28.6% to $272.3 million.
o Income from continuing operations, excluding nonrecurring items, climbed 53.5% to $68.6 million.
o  Diluted earnings per share, excluding nonrecurring items, increased to $.57.
o  Free cash flow, excluding nonrecurring items, was $82.3 million.

---------------------------------------------------------------------------------------------
Third Quarter Highlights
 (Excluding nonrecurring items)
 (In thousands, except per share                Quarter Ended     Quarter Ended      % Change
  and customer amounts)                            09/30/02          09/30/01
---------------------------------------------------------------------------------------------

 Revenues from continuing operations             $   532,142       $   423,973          25.5%
 EBITDA from continuing operations (1)           $   272,302       $   211,713          28.6%
 Income from continuing operations (1)           $    68,588       $    44,682 (2)      53.5%
 Net Income                                      $    81,093       $    77,863 (2)       4.1%
 Diluted Earnings Per Share from continuing
   operations (1)                                $       .48       $       .31 (2)      54.8%
 Diluted Earnings Per Share                      $       .57       $       .55 (2)       3.6%
 Average Diluted Shares Outstanding                  142,770           142,260           0.4%

 Telephone Revenues                              $   468,580       $   377,747          24.0%
 Other Operations Revenues                       $    63,562       $    46,226          37.5%
---------------------------------------------------------------------------------------------
 Telephone Access Lines                            2,437,744         1,808,574          34.8%
 Long Distance Customers                             584,890           438,669          33.3%
---------------------------------------------------------------------------------------------
(1) Includes corporate overheads previously allocated to discontinued
    operations.
(2) As adjusted to reflect the after-tax effect of eliminating goodwill amortization in accordance with SFAS 142.

     "During the third quarter CenturyTel completed the divestiture of its wireless business and the acquisitions of the Verizon properties in Alabama and Missouri, repositioning the Company as a leading pure-play rural local exchange carrier," Glen F. Post, III, chairman and chief executive officer, said. "We achieved a solid 24.0% growth in Telephone Revenues reflecting the contribution from the acquired properties and a strong 37.5% growth in Other Operations Revenues, primarily due to the continued growth in long distance and Internet customers."

     Consolidated revenues from continuing operations, excluding nonrecurring items, for the third quarter rose 25.5% to $532.1 million from $424.0 million. EBITDA from continuing operations, excluding nonrecurring items, grew to $272.3 million from $211.7 million. The Company achieved a consolidated EBITDA margin of 51.2% during the quarter. Income from continuing operations for the quarter, excluding nonrecurring items, increased 53.5% to $68.6 million from $44.7 million in third quarter 2001 (as adjusted). Diluted earnings per share from continuing operations, excluding nonrecurring items, increased 54.8% to $.48 from $.31 (as adjusted). Diluted earnings per share, excluding nonrecurring items, increased 3.6% to $.57 from $.55 (as adjusted).

     Telephone revenues, excluding nonrecurring items, grew 24.0% to $468.6 million during the quarter, compared with $377.7 million in third quarter 2001. The Alabama and Missouri properties acquired from Verizon contributed $85.6 million of the increase. The remaining increase resulted primarily from growth in vertical services and interstate revenues that more than offset declines in intrastate access and toll revenues. Telephone operating expenses increased primarily due to the acquisitions, higher employee-related costs and depreciation expenses that were offset by reductions in retail bad debt and access expenses. Telephone operating income, excluding nonrecurring items, increased 28.5% to $152.3 million from $118.5 million (as adjusted), and telephone EBITDA, excluding nonrecurring items, rose 25.4% to $256.6 million from $204.7 million a year ago. CenturyTel's third quarter telephone EBITDA margin was 54.8% while the operating income margin was 32.5%.

     Other Operations revenues grew 37.5% to $63.6 million during third quarter 2002, compared with $46.2 million in third quarter 2001. CenturyTel's long distance revenues increased $8.5 million, or 27.5%, to $39.6 million. CenturyTel now serves more than 584,000 long distance customers. Internet revenues increased 42.0% to $15.0 million in third quarter 2002 from $10.6 million in third quarter 2001. The Internet business generated operating cash flow of $1.2 million for the quarter compared to operating cash flow of $319,000 for the third quarter 2001. CenturyTel CLEC revenues increased by $4.4 million, of which $3.9 million resulted from the acquisition of CLEC assets in February, 2002.

     "We added over 6,800 DSL connections and more than 48,000 long distance customers during the quarter. These results represent the second strongest quarter for DSL and long distance customer net additions in the Company's history," Post said.

     For third quarter 2002, in accordance with generally accepted accounting principles (GAAP), the Company reported net income of $607.7 million, or $4.26 per diluted share, compared to net income of $106.3 million (as adjusted), or $.75 per diluted share in third quarter 2001. Third quarter 2002 reflects a $551.4 million after-tax gain on the sale of our wireless operations. See the accompanying financial information for additional nonrecurring items that affected the third quarters and first nine months of 2002 and 2001.

     For the first nine months of 2002, income from continuing operations, excluding nonrecurring items, increased 29.9% to $160.9 million from $123.9 million in 2001 (as adjusted) and diluted earnings per share from continuing operations increased 29.9% to $1.13 from $.87 (as adjusted). Consolidated revenues, excluding nonrecurring items, increased 12.0% to $1.394 billion from $1.245 billion while EBITDA was $705.3 million compared to $620.9 million a year ago, a 13.6% increase.

     The Company continued to reflect its wireless business as discontinued operations during the quarter. As a result of this treatment, depreciation expense for the wireless operations was discontinued effective March 19, 2002, the date of the definitive agreement. This discontinuation of wireless depreciation contributed approximately $.02 to earnings per share for third quarter 2002 and $.08 from March 19, 2002, to the sale effective date of August 1, 2002. Income from continuing operations includes total interest expense and also includes corporate overheads previously absorbed by the Company's wireless operations of $1.3 million for third quarter 2002 and $11.3 million for the nine months ended September 30, 2002.

     For the fourth quarter 2002, CenturyTel expects revenue from continuing operations to be $560 to $575 million. Operating cash flow from continuing operations is expected to be $285 to $295 million. Total diluted earnings per share is anticipated to be $.51 to $.55 for fourth quarter 2002. For the full year 2002, the Company expects total diluted earnings per share to be $2.19 to $2.23. These estimates exclude nonrecurring items and the expected $38.1 million after-tax charge associated with the redemption on October 15, 2002, of the Company's $400 million Series I remarketable senior notes.

     In addition to historical information, this release includes forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of CenturyTel. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the Company's ability to effectively manage its growth, including successfully integrating newly acquired businesses into its operations, hiring adequate numbers of qualified staff and successfully upgrading its billing and other information systems; the inherent risk of rapid technological change; the effects of on-going changes in the regulation of the Company or the communications industry generally; the effects of greater than anticipated competition in the Company's markets; possible changes in the demand for, or pricing of, the Company's products and services; the Company's ability to successfully introduce new offerings on a timely and cost-effective basis; higher than anticipated interest rates; the Company's ability to collect its receivables from financially troubled communications companies; and the effects of more general factors such as changes in overall market or economic conditions or in legislation, regulation or public policy. These and other uncertainties related to the Company's business are described in greater detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. The information contained in this release is as of October 24, 2002. The Company undertakes no obligation to update or revise any of this information whether as a result of new information, future events or developments, or otherwise.

     CenturyTel's management will host a conference call at 10:30 A.M. Central time today. Interested parties can access the call by dialing 800.729.6845 and the call will be accessible for replay by calling 800.642.1687 and entering the conference-id number: 5972009. Investors can also listen to CenturyTel's earnings conference call and replay by accessing the Company's Web site at (www.centurytel.com)

     CenturyTel, Inc. provides communications services including local exchange, long distance, Internet access and data services to more than three million customers in 22 states. The company, headquartered in Monroe, Louisiana, is publicly traded on the New York Stock Exchange under the symbol CTL. CenturyTel is the 8th largest local exchange telephone company, based on access lines, in the United States.

     Visit CenturyTel's corporate Web site at (www.centurytel.com)


                                CenturyTel, Inc.
                        CONSOLIDATED STATEMENTS OF INCOME
                 THREE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                                   (UNAUDITED)

                                   Three months ended September 30, 2002   Three months ended September 30, 2001
                                   -------------------------------------   -------------------------------------
                                                                                                                           Increase
                                                           As adjusted                          As adjusted               (decrease)
                                                Less        excluding                 Less       excluding                 excluding
                                                non-          non-                    non-         non-         Increase      non-
  In thousands, except                 As     recurring     recurring         As    recurring    recurring     (decrease)  recurring
   per share amounts                reported    items         items        reported   items        items       as reported   items
                                   -----------------------------------    ----------------------------------------------------------

             TELEPHONE OPERATIONS

 Operating revenues
    Local service                  $   169,098         -       169,098      122,829         -         122,829     37.7%       37.7%
    Network access                     249,047    (7,645)(1)   256,692      219,432         -         219,432     13.5%       17.0%
    Other                               42,790         -        42,790       35,486         -          35,486     20.6%       20.6%
                                   -----------------------------------    ------------------------------------
                                       460,935    (7,645)      468,580      377,747         -         377,747     22.0%       24.0%
                                   -----------------------------------    ------------------------------------
 Operating expenses
    Plant operations                   117,997         -       117,997       98,605         -          98,605     19.7%       19.7%
    Customer operations                 41,161         -        41,161       28,148         -          28,148     46.2%       46.2%
    Corporate and other                 52,774         -        52,774       46,293         -          46,293     14.0%       14.0%
    Depreciation and amortization      104,384         -       104,384      100,336         -         100,336      4.0%        4.0%
                                   -----------------------------------    ------------------------------------
                                       316,316         -       316,316      273,382         -         273,382     15.7%       15.7%
                                   -----------------------------------    ------------------------------------
 Telephone operating income            144,619    (7,645)      152,264      104,365         -         104,365     38.6%       45.9%
                                   -----------------------------------    ------------------------------------

             OTHER OPERATIONS
 Operating revenues
    Long distance                       39,592         -        39,592       31,050         -          31,050     27.5%       27.5%
    Internet                            14,996         -        14,996       10,561         -          10,561     42.0%       42.0%
    Other                                8,974         -         8,974        4,615         -           4,615     94.5%       94.5%
                                   -----------------------------------    ------------------------------------
                                        63,562         -        63,562       46,226         -          46,226     37.5%       37.5%
                                   -----------------------------------    ------------------------------------
 Operating expenses
    Cost of sales and other             45,992         -        45,992       36,563          -         36,563     25.8%       25.8%
    Depreciation and amortization        3,130         -         3,130        3,119          -          3,119      0.4%        0.4%
                                   -----------------------------------    ------------------------------------
                                        49,122         -        49,122       39,682          -         39,682     23.8%       23.8%
                                   -----------------------------------    ------------------------------------
 Other operating income                 14,440         -        14,440        6,544          -          6,544    120.7%      120.7%
                                   -----------------------------------    ------------------------------------

 Corporate overhead costs
  allocable to discontinued
  operations                            (1,343)        -        (1,343)      (4,918)         -         (4,918)   (72.7%)     (72.7%)
                                   -----------------------------------    ------------------------------------

 TOTAL OPERATING INCOME                157,716    (7,645)      165,361      105,991          -        105,991     48.8%       56.0%

 OTHER INCOME (EXPENSE)
    Nonrecurring gains and losses            -         -             -       43,543     43,543 (4)          -   (100.0%)         -
    Interest expense                   (60,021)        -       (60,021)     (54,438)         -        (54,438)    10.3%       10.3%
    Other income and expense              (573)        -          (573)        (733)    (3,000)(5)      2,267    (21.8%)    (125.3%)
    Income tax expense                 (33,503)    2,676 (2)   (36,179)     (34,793)   (14,191)(6)    (20,602)    (3.7%)      75.6%
                                   -----------------------------------    ------------------------------------

 INCOME FROM CONTINUING
  OPERATIONS                            63,619    (4,969)       68,588       59,570     26,352         33,218      6.8%      106.5%

 DISCONTINUED OPERATIONS,
  NET OF TAX                           544,130   531,625 (3)    12,505       32,735      2,080 (7)     30,655  1,562.2%      (59.2%)
                                   -----------------------------------    ------------------------------------

 NET INCOME                         $  607,749   526,656        81,093       92,305     28,432         63,873    558.4%       27.0%
 Add: After tax effect of
  goodwill amortization             $        -         -             -       13,990          -         13,990   (100.0%)    (100.0%)
                                   -----------------------------------    ------------------------------------
 NET INCOME, as adjusted            $  607,749   526,656        81,093      106,295     28,432         77,863    471.8%        4.1%
                                   ===================================    ====================================

 BASIC EARNINGS PER SHARE
    From continuing operations      $     0.45     (0.04)         0.48         0.42       0.19           0.24      7.1%      100.0%
    From continuing operations,
     as adjusted                    $     0.45     (0.04)         0.48         0.50       0.19           0.32    (10.0%)      50.0%
    From discontinued operations    $     3.84      3.75          0.09         0.23       0.01           0.22  1,569.6%      (59.1%)
    From discontinued operations,
     as adjusted                    $     3.84      3.75          0.09         0.25       0.01           0.24  1,436.0%      (62.5%)
    Basic earnings per share        $     4.29      3.72          0.57         0.65       0.20           0.45    560.0%       26.7%
    Basic earnings per share,
     as adjusted                    $     4.29      3.72          0.57         0.75       0.20           0.55    472.0%        3.6%

 DILUTED EARNINGS PER SHARE
    From continuing operations      $     0.45     (0.03)         0.48         0.42       0.19           0.23      7.1%      108.7%
    From continuing operations,
     as adjusted                    $     0.45     (0.03)         0.48         0.50       0.19           0.31    (10.0%)      54.8%
    From discontinued operations    $     3.81      3.72          0.09         0.23       0.01           0.22  1,556.5%      (59.1%)
    From discontinued operations,
     as adjusted                    $     3.81      3.72          0.09         0.25       0.01           0.23  1,424.0%      (60.9%)
    Diluted earnings per share      $     4.26      3.69          0.57         0.65       0.20           0.45    555.4%       26.7%
    Diluted earnings per share,
     as adjusted                    $     4.26      3.69          0.57         0.75       0.20           0.55    468.0%        3.6%

 SHARES OUTSTANDING
    Basic                              141,692                 141,692      140,772                   140,772      0.7%        0.7%
    Diluted                            142,770                 142,770      142,260                   142,260      0.4%        0.4%

 DIVIDENDS PER COMMON SHARE         $   0.0525                  0.0525       0.0500                    0.0500      5.0%        5.0%

 NONRECURRING ITEMS
     (1)  -  Reserve for refunds of access charges to interexchange carriers
     (2)  -  Tax effect of item (1)
     (3) - Gain on sale of wireless operations ($551.4 million after-tax), net of write down of wireless portion of billing system ($19.8 million after-tax)
     (4) - Gain on sale of assets ($58.5 million pre-tax), net of write down of nonoperating investments ($15.0 million pre-tax)
     (5)  -  Costs to defend unsolicited takeover proposal
     (6)  -  Tax effect of items (4) and (5)
     (7) - Nonrecurring favorable adjustment to earnings from unconsolidated partnerships, net of tax


                                CenturyTel, Inc.
                        CONSOLIDATED STATEMENTS OF INCOME
                  NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                                   (UNAUDITED)

                                   Nine months ended September 30, 2002   Nine months ended September 30, 2001
                                   ------------------------------------   ------------------------------------
                                                                                                                           Increase
                                                           As adjusted                          As adjusted               (decrease)
                                                Less        excluding                 Less       excluding                 excluding
                                                non-          non-                    non-         non-         Increase      non-
  In thousands, except                 As     recurring     recurring         As    recurring    recurring     (decrease)  recurring
   per share amounts                reported    items         items        reported   items        items      as reported   items
                                   -----------------------------------    ----------------------------------------------------------

             TELEPHONE OPERATIONS
Operating revenues
    Local service                  $   418,332         -       418,332      367,283          -        367,283     13.9%       13.9%
    Network access                     686,325    (7,645)(1)   693,970      645,869          -        645,869      6.3%        7.4%
    Other                              109,508         -       109,508      103,728          -        103,728      5.6%        5.6%
                                   -----------------------------------   ------------------------------------
                                     1,214,165    (7,645)    1,221,810    1,116,880          -      1,116,880      8.7%        9.4%
                                   -----------------------------------   ------------------------------------
 Operating expenses
    Plant operations                   305,230         -       305,230      285,980      2,000 (7)    283,980      6.7%        7.5%
    Customer operations                103,484         -       103,484       86,219          -         86,219     20.0%       20.0%
    Corporate and other                155,269    15,000 (2)   140,269      140,329          -        140,329     10.6%          -
    Depreciation and amortization      283,886         -       283,886      296,624          -        296,624     (4.3%)      (4.3%)
                                   -----------------------------------   ------------------------------------
                                       847,869    15,000       832,869      809,152      2,000        807,152      4.8%        3.2%
                                   -----------------------------------   ------------------------------------
 Telephone operating income            366,296   (22,645)      388,941      307,728     (2,000)       309,728     19.0%       25.6%
                                   -----------------------------------   ------------------------------------

             OTHER OPERATIONS
 Operating revenues
    Long distance                      105,871         -       105,871       87,164          -         87,164     21.5%       21.5%
    Internet                            42,263         -        42,263       27,678          -         27,678     52.7%       52.7%
    Other                               23,818         -        23,818       13,103          -         13,103     81.8%       81.8%
                                   -----------------------------------   ------------------------------------
                                       171,952         -       171,952      127,945          -        127,945     34.4%       34.4%
                                   -----------------------------------   ------------------------------------
 Operating expenses
    Cost of sales and other            130,818         -       130,818      105,049          -        105,049     24.5%       24.5%
    Depreciation and amortization        9,859         -         9,859        6,239          -          6,239     58.0%       58.0%
                                   -----------------------------------   ------------------------------------
                                       140,677         -       140,677      111,288          -        111,288     26.4%       26.4%
                                   -----------------------------------   ------------------------------------
 Other operating income                 31,275         -        31,275       16,657          -         16,657     87.8%       87.8%
                                   -----------------------------------   ------------------------------------

 Corporate overhead costs
  allocable to discontinued
  operations                           (11,275)        -       (11,275)     (14,876)         -        (14,876)   (24.2%)     (24.2%)
                                   -----------------------------------   ------------------------------------

 TOTAL OPERATING INCOME                386,296   (22,645)      408,941      309,509     (2,000)       311,509     24.8%       31.3%

 OTHER INCOME (EXPENSE)
    Nonrecurring gains and losses        3,709     3,709 (3)         -       33,043     33,043 (8)          -    (88.8%)          -
    Interest expense                  (164,826)        -      (164,826)    (173,499)         -       (173,499)    (5.0%)      (5.0%)
    Other income and expense              (356)   (3,000)(4)     2,644        3,517     (3,000)(9)      6,517   (110.1%)     (59.4%)
    Income tax expense                 (78,139)    7,678 (5)   (85,817)     (65,081)    (9,716)(10)   (55,365)    20.1%       55.0%
                                   -----------------------------------   ------------------------------------


 INCOME FROM CONTINUING
  OPERATIONS                           146,684   (14,258)      160,942      107,489     18,327         89,162     36.5%       80.5%

 DISCONTINUED OPERATIONS,
  NET OF TAX                           610,595   531,625 (6)    78,970      185,779    109,608 (11)    76,171    228.7%        3.7%
                                   -----------------------------------   ------------------------------------

 NET INCOME                          $ 757,279   517,367       239,912      293,268    127,935        165,333    158.2%       45.1%
 Add: After tax effect of
  goodwill amortization                      -         -             -       42,208          -         42,208   (100.0%)    (100.0%)
                                   -----------------------------------   ------------------------------------
 NET INCOME, as adjusted             $ 757,279   517,367       239,912      335,476    127,935        207,541    125.7%       15.6%
                                   ===================================   ====================================

BASIC EARNINGS PER SHARE
    From continuing operations       $    1.04     (0.10)         1.14         0.76       0.13           0.63     36.8%       81.0%
    From continuing operations,
     as adjusted                     $    1.04     (0.10)         1.14         1.01       0.13           0.88      3.0%       29.5%
    From discontinued operations     $    4.32      3.76          0.56         1.32       0.78           0.54    227.3%        3.7%
    From discontinued operations,
     as adjusted                     $    4.32      3.76          0.56         1.37       0.78           0.59    215.3%       (5.1%)
    Basic earnings per share         $    5.36      3.66          1.70         2.08       0.91           1.17    157.7%       45.3%
    Basic earnings per share,
     as adjusted                     $    5.36      3.66          1.70         2.38       0.91           1.47    125.2%       15.6%

 DILUTED EARNINGS PER SHARE
    From continuing operations       $    1.03     (0.10)         1.13         0.76       0.13           0.63     35.5%       79.4%
    From continuing operations,
     as adjusted                     $    1.03     (0.10)         1.13         1.00       0.13           0.87      3.0%       29.9%
    From discontinued operations     $    4.28      3.73          0.55         1.31       0.77           0.54    226.7%        1.9%
    From discontinued operations,
     as adjusted                     $    4.28      3.73          0.55         1.36       0.77           0.59    214.7%       (6.8%)
    Diluted earnings per share       $    5.31      3.63          1.68         2.06       0.90           1.16    157.8%       44.8%
    Diluted earnings per share,
     as adjusted                     $    5.31      3.63          1.68         2.36       0.90           1.46    125.0%       15.1%

 SHARES OUTSTANDING
    Basic                              141,324                 141,324      140,693                   140,693      0.4%        0.4%
    Diluted                            142,710                 142,710      142,267                   142,267      0.3%        0.3%

 DIVIDENDS PER COMMON SHARE          $  0.1575                  0.1575       0.1500                    0.1500      5.0%        5.0%

 NONRECURRING ITEMS
    (1)  -  Reserve for refunds of access charges to interexchange carriers
    (2)  -  Reserve for uncollectible receivables, primarily WorldCom
    (3)  -  Gain on sale of PCS license
    (4)  -  Costs to defend unsolicited takeover proposal
    (5)  -  Tax effect of items (1) through (4)
    (6) - Gain on sale of wireless operations ($551.4 million after-tax), net of write down of wireless portion of billing system ($19.8 million after-tax)
    (7)  -  Expenses related to ice storm
    (8) - Gain on sale of assets ($58.5 million pre-tax), net of write down of nonoperating investments ($25.5 million pre-tax)
    (9)  -  Costs to defend unsolicited takeover proposal
    (10) -  Tax effect of items (7) through (9)
    (11) -  Primarily gain on sale of PCS licences, net of tax


                                CenturyTel, Inc.
                           CONSOLIDATED BALANCE SHEETS
                    SEPTEMBER 30, 2002 AND DECEMBER 31, 2001
                                   (UNAUDITED)

                                                              SEPT. 30,          DEC. 31,
                                                                2002               2001
----------------------------------------------------------------------------------------
                                                                    (in thousands)
                             ASSETS
CURRENT ASSETS
    Cash and cash equivalents                         $        294,239             3,496
    Other current assets                                       299,923           226,417
----------------------------------------------------------------------------------------
        Total current assets                                   594,162           229,913
----------------------------------------------------------------------------------------

PROPERTY, PLANT AND EQUIPMENT
    Telephone                                                6,075,708         5,292,255
    Other                                                      501,516           446,920
    Accumulated depreciation                                (3,242,000)       (3,003,033)
----------------------------------------------------------------------------------------
        Net property, plant and equipment                    3,335,224         2,736,142
----------------------------------------------------------------------------------------

INVESTMENTS AND OTHER ASSETS
    Excess cost of net assets acquired                       3,693,948         2,087,158
    Other                                                      430,245           420,043
----------------------------------------------------------------------------------------
        Total investments and other assets                   4,124,193         2,507,201
----------------------------------------------------------------------------------------

ASSETS HELD FOR SALE                                            11,796           845,428
----------------------------------------------------------------------------------------

TOTAL ASSETS                                           $     8,065,375         6,318,684
========================================================================================

                     LIABILITIES AND EQUITY
CURRENT LIABILITIES
    Short-term debt and current maturities of
     long-term debt                                    $        28,431         1,008,834
    Other current liabilities                                  670,646           230,048
----------------------------------------------------------------------------------------
        Total current liabilities                              699,077         1,238,882

LONG-TERM DEBT                                               3,650,046         2,087,500
DEFERRED CREDITS AND OTHER LIABILITIES                         652,329           506,052
LIABILITIES RELATED TO ASSETS HELD FOR SALE                          -           148,870
STOCKHOLDERS' EQUITY                                         3,063,923         2,337,380
----------------------------------------------------------------------------------------

TOTAL LIABILITIES AND EQUITY                           $     8,065,375         6,318,684
========================================================================================


                              CAPITAL EXPENDITURES
                  NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

                                                      Nine Months Ended September 30,   Increase
                                                             2002          2001        (Decrease)
------------------------------------------------------------------------------------------------
                                                               (in thousands)
CAPITAL EXPENDITURES
    Telephone                                          $   221,327        248,831       (11.1%)
    Wireless (discontinued operations)                      27,242         52,522       (48.1%)
    Other                                                   49,447         82,902       (40.4%)
---------------------------------------------------------------------------------
Total capital expenditures                             $   298,016        384,255       (22.4%)
=================================================================================


                              CAPITAL EXPENDITURES
                 THREE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

                                                      Three Months Ended September 30,  Increase
                                                              2002         2001        (Decrease)
------------------------------------------------------------------------------------------------
                                                               (in thousands)
CAPITAL EXPENDITURES
    Telephone                                          $    75,505         87,014       (13.2%)
    Wireless (discontinued operations)                       6,978         18,926       (63.1%)
    Other                                                   16,235         34,997       (53.6%)
---------------------------------------------------------------------------------
Total capital expenditures                             $    98,718        140,937       (30.0%)
=================================================================================



                          ---------------------------


                                  SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         CenturyTel, Inc.

October 24, 2002                         By: /s/ Neil A. Sweasy
                                         ----------------------
                                         Neil A. Sweasy
                                         Vice President and Controller